UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 9, 2017

Jones Soda Co.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

66 South Hanford Street, Suite 150, Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 2.02.   Results of Operations and Financial Condition.

On November 9, 2017, Jones Soda Co. (the "Company") issued a press release announcing its financial results for the third quarter ended September 30, 2017. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company will discuss its results for the quarter ended September 30, 2017 on its scheduled conference call today, November 9, 2017 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). This call will be webcast and can be accessed by visiting our website at www.jonessoda.com or www.jonessoda.com/company/jones-press/webcasts. Investors may also listen to the call via telephone by dialing (719) 457-0349 (confirmation code: 1173807). In addition, a telephone replay will be available by dialing (412) 317-6671 (confirmation code: 1173807) through November 16, 2017, at 11:59 p.m. Eastern Time.

The information in this Current Report in Item 2.02 and Exhibit 99.1 is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.01	Press Release dated November 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO.
(Registrant)

November 9, 2017	By:	/s/ Max Schroedl
Max Schroedl, Chief Financial Officer